Exhibit 99.1
The Pantry Completes Refinancing Of Its Term Loan
Cary, N.C., August 15, 2013 - The Pantry, Inc. today announced that it has completed the refinancing of its senior secured 2019 Term Loan.
At the Company’s current leverage ratio, the $253 million Term Loan will bear interest at LIBOR plus 375 basis points with a LIBOR floor of 100 basis points, compared to LIBOR plus 450 basis points with a LIBOR floor of 125 basis points prior to the refinancing. The maturity date continues to be August 2, 2019. With the lower interest rates resulting from this refinancing, the Company expects to reduce interest expense approximately $2.5 million on an annualized basis.
About The Pantry
Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. The Company operates 1,562 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.
Safe Harbor Statement
Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. Forward-looking statements are likely to address matters such as the Company’s anticipated sales, interest and other expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as our pricing strategies and their anticipated impact and our expectations relating to the costs and benefits of our merchandising and store remodel initiatives. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation; the Company's ability to enhance its operating performance through its in-store initiatives and its store remodel program; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage, debt covenants and overall debt levels; a disruption of our IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of new or acquired stores; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of August 15, 2013. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.
The Pantry, Inc.
Andrew Hinton, (919) 774-6700
Source: The Pantry, Inc.